UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th  Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Physicians Formula, Inc. ("Physicians"), a wholly-owned subsidiary of Physicians Formula Holdings, Inc. (the "Company"), entered into an amendment to the Credit and Security Agreement, dated as of December 21, 2010 (the "Amendment"), which amends that certain Credit and Security Agreement (the "Credit and Security Agreement"), dated as of November 6, 2009, as amended on June 29, 2010, by and among Physicians and Wells Fargo Bank, N.A. ("Wells Fargo"). Under the Company's Credit and Security Agreement with Wells Fargo, the Company was required, no later than April 30, 2010, to negotiate with Wells Fargo and establish its financial covenants that would apply to periods after December 31, 2010. The Amendment extended the deadline for negotiating and establishing these future financial covenants to February 28, 2011.

The Company's Senior Subordinated Note Purchase and Security Agreement (the "Note Purchase Agreement") with Mill Road Capital, L.P. ("Mill Road") dated November 6, 2009, as amended on February 3, 2010, April 30, 2010 and June 3, 2010, also contains a similar requirement to negotiate and establish financial covenants for future periods. On December 23, 2010, the Company and Mill Road entered into an amendment to the Note Purchase Agreement pursuant to which the deadline for negotiating and establishing these future financial covenants was extended to February 28, 2011.

Other than as described herein, there were no other changes to the terms of the Credit and Security Agreement and Note Purchase Agreement.

Item 7.01 Regulation FD Disclosure

The Company expects to complete negotiations and to establish future financial covenants with both Wells Fargo and Mill Road by February 28, 2011.  As of September 30, 2010, the Company was in compliance with the all of its financing agreements, and the Company expects to be in compliance with such covenants as of December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Jeff Berry
Date: December 27, 2010	Name:	Jeff Berry
	Title:	Chief Financial Officer